Exhibit 99.1

HOLLYWOOD MEDIA CORP. REPORTS 2010 SECOND QUARTER RESULTS

BOCA RATON, Fla., August 16, 2010 – Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services and entertainment-related offerings, today reported financial results for the second quarter ended June 30, 2010.  As previously announced, the Company has reached a definitive agreement to sell its Broadway Ticketing business subject to the approval of Hollywood Media’s shareholders as well as the satisfaction or waiver of certain other closing conditions set forth in the definitive agreement.

For the 2010 second quarter, net revenues increased 11% to $33.6 million compared to $30.3 million in the prior-year period.  Broadway Ticketing revenues, which represented 97% of the Company’s total net revenues, increased 12% versus the prior year period.

Net income for the 2010 second quarter was $0.2 million, or $0.01 per diluted share.  This compares to a net loss of $4.8 million, or $0.16 per share, in the prior-year period which included a $5.0 million non-cash impairment charge related to the Ad Sales segment.  Net income for the 2010 second quarter was impacted by $0.2 million in legal expenses related to the proposed sale of the Broadway Ticketing business, a $0.2 million increase in inventory reserve to reflect the Company’s decision to carry more ticketing inventory to meet demand, a $0.1 million early termination fee on an office lease in order to downsize the Company’s corporate offices in Boca Raton, Florida, and $0.1 million in payroll costs in the Broadway Ticketing business relating to the proposed sale.

EBITDA* in the 2010 second quarter for the Company as a whole was $0.6 million, compared to an EBITDA loss of $4.4 million in the prior-year period.  EBITDA in the 2010 second quarter was impacted by the items noted above and EBITDA loss in the 2009 second quarter included the non-cash impairment charge noted above.    Broadway Ticketing EBITDA contributed $2.1 million in the 2010 second quarter, which was impacted as noted above by the payroll costs relating to the proposed sale and the increase in inventory reserve, compared to $2.2 million in the prior-year period.

Mitchell Rubenstein, CEO of Hollywood Media, commented, “We continued to drive revenue gains in our Broadway Ticketing business during the period highlighted by 12% growth in the segment.  We attribute the increase to the successful relaunch of our enhanced Broadway.com website, our focus on inventory management,  and robust tourism in New York City.  Advertising sales from Broadway shows increased 44% which serves as an offset to our cost of revenues-ticketing.”

“Within our Intellectual Property division, we are pleased that one of our latest book projects, ‘Death’s Excellent Vacation,’ developed under our Tekno Books subsidiary and edited by Charlaine Harris and Toni Kelner, reached #8 on The New York Times® Hardcover Fiction Bestseller List. The most recent list is posted at www.nytimes.com and will be published in this Sunday’s print edition of The New York Times® Book Review.  Finally, MovieTickets.com, in which we own a 26.2% equity interest, reached a new milestone in the period as it announced the signing of its 200th movie theater chain partner.”

At June 30, 2010, cash and cash equivalents were $6.8 million with no debt compared to cash and cash equivalents of $10.0 million with no debt at March 31, 2010.  The change in cash position is due primarily to an increase of $3.4 million in ticketing inventories held for sale, as well as $0.3 million in cash paid in connection with the proposed sale of Broadway Ticketing and the $0.1 million early lease termination fee mentioned above. In addition to the impact of the Company’s decision to carry more ticketing inventory to meet improved demand, the Company historically builds up its ticketing inventory in the second quarter in anticipation of the seasonally strong fourth quarter holiday season.  On June 30, 2010, the Company’s ticketing inventory level was $0.6 million higher than it was on June 30, 2009.  The Company also has approximately $1.2 million in its restricted cash balance related to a bond for Broadway ticketing purchases.

Teleconference Information

Management will host a teleconference to discuss the Company’s 2010 second quarter financial results. The conference call is scheduled for Monday, August 16, 2010 at 4:30 p.m. Eastern Time.  To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.

If you are unable to listen to the live teleconference, a replay will be available through August 23, 2010, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 342# followed by conference ID number 355164#.   An archived version of the webcast will also be available under the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com

About Hollywood Media Corp.
Hollywood Media is comprised primarily of Internet businesses focused on online ticketing, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and an Intellectual Property division.

*Note on EBITDA
EBITDA is a non-GAAP financial measures.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other online ticketing services and other competitors, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2009. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

    CONDENSED CONSOLIDATED BALANCE SHEETS
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,801,204	$11,764,810
Receivables, net	1,043,272	897,503
Inventories held for sale, net	6,275,993	3,735,691
Deferred ticket costs	8,906,280	10,985,160
Prepaid expenses	2,642,107	1,896,237
Other receivables	1,099,180	1,125,263
Other current assets	25,943	436,675
Related party receivable	206,379	335,245
Restricted cash	1,221,000	1,221,000
Total current assets	28,221,358	32,397,584

PROPERTY AND EQUIPMENT, net	3,893,013	4,369,085
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	750,430	230,097
INTANGIBLE ASSETS, net	265,104	390,818
GOODWILL	20,230,119	20,197,513
OTHER ASSETS	21,082	21,082
TOTAL ASSETS	$53,381,106	$57,606,179

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,048,781	$1,632,351
Accrued expenses and other	2,910,799	3,074,549
Deferred revenue	11,661,726	14,012,178
Gift certificate liability	3,601,090	3,794,899
Customer deposits	460,682	948,273
Current portion of capital lease obligations	75,564	123,061
Current portion of notes payable	15,285	37,454
Total current liabilities	19,773,927	23,622,765

DEFERRED REVENUE	247,252	309,190
CAPITAL LEASE OBLIGATIONS, less current portion	37,440	75,830
OTHER DEFERRED LIABILITY	995,932	1,105,553
NOTES PAYABLE, less current portion	-	2,432

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,179,066 and 31,037,656 shares issued and outstanding at June 30, 2010 and
December 31, 2009, respectively	311,791	310,377
Additional paid-in capital	309,722,146	309,480,331
Accumulated deficit	(277,695,246)	(277,315,848)
Total Hollywood Media Corp shareholders' equity	32,338,691	32,474,860
Non-controlling interest	(12,136)	15,549
Total shareholders' equity	32,326,555	32,490,409
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,381,106	$57,606,179

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	SIX MONTHS ENDED JUNE 30,		THREE MONTHS ENDED JUNE 30,
	2010	2009	2010	2009

NET REVENUES
Ticketing	$54,908,530	$49,381,447	$32,681,447	$29,138,882
Other	2,007,701	2,184,705	938,435	1,113,373
	56,916,231	51,566,152	33,619,882	30,252,255

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	45,318,633	41,152,654	27,121,997	24,118,554
Editorial, production, development and technology	1,329,794	1,236,913	640,628	594,923
Selling, general and administrative	5,401,426	5,117,994	2,884,474	2,437,983
Payroll and benefits	5,512,342	5,038,874	2,787,764	2,452,198
Depreciation and amortization	757,284	794,968	373,245	387,894

Total operating costs and expenses	58,319,479	53,341,403	33,808,108	29,991,552

Income (loss) from operations	(1,403,248)	(1,775,251)	(188,226)	260,703

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	548,868	1,912,833	168,921	(810)
Impairment loss	-	(5,000,000)	-	(5,000,000)
Total equity in earnings (losses) of unconsolidated investees	548,868	(3,087,167)	168,921	(5,000,810)

OTHER INCOME (EXPENSE)
Interest, net	11,704	15,122	466	3,670
Other, net	123,134	(40,214)	63,807	(56,053)

Income (loss) from continuing operations	(719,542)	(4,887,510)	44,968	(4,792,490)

Income from discontinued operations	325,444	-	144,974	-

Net income (loss)	(394,098)	(4,887,510)	189,942	(4,792,490)

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	14,700	941	16,489	(2,226)

Net income (loss) attributable to Hollywood Media Corp	$(379,398)	$(4,886,569)	$206,431	$(4,794,716)

Basic and diluted income (loss) per common share
Continuing operations	$(0.02)	$(0.16)	$0.01	$(0.16)
Discontinued operations	0.01	-	0.00	-
Total basic and diluted net income (loss) per share	$(0.01)	$(0.16)	$0.01	$(0.16)

Weighted average common and common equivalent shares
outstanding - basic	30,907,452	30,528,692	30,945,735	30,637,658

Weighted average common and common equivalent shares
outstanding - diluted	30,907,452	30,528,692	31,179,068	30,637,658

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Six Months Ended June 30, 2010
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$54,908,530	$1,513,117	$494,584	$-	$56,916,231

Operating Income (Loss)	2,641,759	(290,298)	(34,898)	(3,719,811)	(1,403,248)

Net Income (Loss)	2,640,759	(251,787)	7,957	(2,776,327)	(379,398)

Add back (Income) Expense:

Interest, net	(300)	4,114	(35)	(15,483)	(11,704)
Taxes	1,336	(49,019)	-	-	(47,683)
Depreciation and Amortization	449,499	142,512	149	165,124	757,284

EBITDA Income (Loss)	$3,091,294	$(154,180)	$8,071	$(2,626,686)	$318,499

For the Six Months Ended June 30, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$49,381,447	$1,664,619	$520,086	$-	$51,566,152

Operating Income (Loss)	2,171,013	(158,650)	(1,958)	(3,785,656)	(1,775,251)

Net Income (Loss)	2,131,933	(5,159,639)	(1,891)	(1,856,972)	(4,886,569)

Add back (Income) Expense:

Interest, net	(7,393)	3,563	(495)	(10,797)	(15,122)
Taxes	-	(40,966)	-	1,500	(39,466)
Depreciation and Amortization	414,194	182,146	150	198,478	794,968

EBITDA Income (Loss)	$2,538,734	$(5,014,896)	$(2,236)	$(1,667,791)	$(4,146,189)

For the Three Months Ended June 30, 2010
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$32,681,447	$731,554	$206,881	$-	$33,619,882

Operating Income (Loss)	1,891,924	(156,411)	(38,714)	(1,885,025)	(188,226)

Net Income (Loss)	1,892,041	(133,949)	5,998	(1,557,659)	206,431

Add back (Income) Expense:

Interest, net	(117)	1,783	(16)	(2,116)	(466)
Taxes	-	(27,524)	-	-	(27,524)
Depreciation and Amortization	224,634	66,804	74	81,733	373,245

EBITDA Income (Loss)	$2,116,558	$(92,886)	$6,056	$(1,478,042)	$551,686

For the Three Months Ended June 30, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$29,138,882	$849,261	$264,112	$-	$30,252,255

Operating Income (Loss)	2,053,088	(45,215)	4,597	(1,751,767)	260,703

Net Income (Loss)	2,011,230	(5,059,158)	1,699	(1,748,487)	(4,794,716)

Add back (Income) Expense:

Interest, net	(2,968)	1,849	(138)	(2,413)	(3,670)
Taxes	-	(6,846)	-	-	(6,846)
Depreciation and Amortization	198,934	91,164	75	97,721	387,894

EBITDA Income (Loss)	$2,207,196	$(4,972,991)	$1,636	$(1,653,179)	$(4,417,338)

(1) The Ad Sales segment includes other advertising sales by CinemasOnline.
(2)  The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.   Also includes Discontinued Operations financial information.